THIRD MODIFICATION AGREEMENT
                          ----------------------------

EFFECTIVE DATE: June 30, 1997
--------------

PARTIES:               Borrower:           Employee Solutions, Inc.,
-------                                    an Arizona corporation

                       Borrower            2929 East Camelback Road, Suite 220
                       Address:            Phoenix, Arizona  85016-4426

                       Bank:               Bank One, Arizona, NA,
                                           a national banking association

                       Bank                P.O. Box 71
                       Address:            Phoenix, Arizona  85001

RECITALS:
--------

          A. Bank has extended to Borrower credit ("Loan") in the current principal amount of $60,000,000.00 pursuant to the Loan Agreement dated August 1, 1996 ("Credit Agreement"), and evidenced by the Secured Promissory Note dated August 1, 1996 ("Note"). The unpaid principal of the Loan as of the date hereof is $47,300,000.00.

          B. The Loan is secured by, among other things, the Security Agreement dated August 1, 1996, as modified by the Letter Agreement dated August 22, 1996 ("Security Agreement"), between the Obligor (as defined therein) and Bank (the agreements, documents, and instruments securing the Loan and the Note are referred to individually and collectively as the "Security Documents").

          C. Bank and  Borrower  have  executed  and  delivered  previously  the following agreements ("Modifications") modifying the terms of the Loan, the Note, the Credit Agreement, and/or the Security Documents: Letter Agreement dated August 22, 1996, Modification Agreement dated October 15, 1996, and Second Modification Agreement dated February 19, 1997. The Note, the Credit Agreement, the Security Documents, any arbitration resolution, any environmental certification and indemnity agreement, and all other agreements, documents, and instruments evidencing, securing, or otherwise relating to the Loan, as modified in the Modifications, are sometimes referred to individually and collectively as the "Loan Documents".

          D. Borrower has requested that Bank modify the Loan and the Loan Documents as provided herein. Bank is willing to so modify the Loan and the Loan Documents, subject to the terms and conditions herein.

AGREEMENT:
---------

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

1.        ACCURACY OF RECITALS.
          --------------------

Borrower acknowledges the accuracy of the Recitals.

2.        MODIFICATION OF LOAN DOCUMENTS.
          ------------------------------

          2.1 The Loan Documents are modified as follows:

               2.1.1 Sections 6.12.1,  6.12.2, 6.12.4, 7.4 and 7.5 of the Credit
Agreement are hereby deleted in their entirety and replaced with the following:

               6.12.1 Current Ratio. A minimum current ratio, calculated by dividing Borrower's current assets by Borrower's current liabilities, of 1.30 to 1.00. For purposes of this calculation, this credit facility will be considered a current liability except the portion which was used for cash acquisitions.

               6.12.2 Minimum Net Worth. Minimum Net Worth of the amounts indicated for the end of each period specified below:

          Period                       Amount
          ------                       ------
          fiscal quarter               $45,000,000.00
          ending
          June 30, 1997

          Each and every
          fiscal quarter
          thereafter                   $45,000,000.00  increasing  by 75% of Net
                                       Income plus 100% of any additional equity amounts raised by Borrower.

          "Net Worth" is defined as the aggregate of total stockholders' equity.

               6.12.4 Funded Debt to EBITDA. Total Funded Debt divided by EBITDA not at any time greater than the amounts indicated for each period ending on the date specified below:

          Period                               Ratio
          ------                               -----

          June 30, 1997                        2.5:1.0

          September 30, 1997                   2.5:1.0
          December 31, 1997                    2.5:1.0
          March 31, 1998                       2.25:1.0
          June 30, 1998, and thereafter        2.0:1.0

          "Total Funded Debt" defined as current and long term portions of all debt, excluding accounts payables, bank overdrafts, contingent liabilities, income taxes payable, accrued expenses and deferred income taxes. This covenant shall be tested as of the end of each fiscal quarter, commencing for the fiscal quarter ending September 30, 1996, for such fiscal quarter and the immediately preceding three (3) fiscal quarters taken as a whole. In addition, pro forma EBITDA of all companies acquired with cash by Borrower from time to time shall be included in the calculation of this covenant, provided pro forma EBITDA shall be substantiated by audited financial statements or other financial statements acceptable to Bank.

               7.4 Loans, Investments, Guaranties, Subordinations. Without Bank's consent, and except as provided herein, Borrower shall not directly or indirectly (i) make any loan or advance to any other Person in excess of $250,000.00, (ii) purchase or otherwise acquire any capital stock or other securities of any other Person, any limited liability company interest or partnership interest in any other Person, or any warrants or other options or rights to acquire any capital stock or securities of any other Person or any limited liability company interest or partnership interest in any other Person, (iii) make any capital contribution to any other Person, (iv) otherwise invest in or acquire any interest in any other Person, (v) guaranty or otherwise become obligated in respect of any indebtedness of any other Person, (vi) subordinate any claim against or obligation of any other Person to Borrower to any other indebtedness of such Person, or (vii) create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to June 30, 1997.

               7.5 Acquisition or Disposition of All or Substantially All Assets. Borrower shall not acquire by purchase, lease, or otherwise all or substantially all the assets of any other Person. Borrower shall not sell, transfer, lease, or otherwise dispose of all or any substantial part of the assets, business, operations, or property of Borrower. Notwithstanding the preceding, Borrower shall have the right to acquire all or substantially all the assets of Prompt Pay, Phoenix Capital Management, and the four companies commonly referred to as Employer Resources Corporation (an "Acquisition").


               2.1.2 The  following  new Sections are hereby added to the Credit
          Agreement:

               6.14 Pricing Change. Notwithstanding anything contained herein or in the Loan Documents to the contrary, effective January 1, 1998, if, and only if, as of December 31, 1997 the Funded Debt to EBITDA ratio as calculated and defined in accordance with Section 6.12.4 is greater than 1.50:1.0, Borrower covenants and agrees that the interest rates set forth in the Note shall automatically be modified to (i) with respect to the Variable Rate, the rate per annum equal to one and one-quarter percent (1.25%) above the rate per annum most recently publicly announced by Bank, or its successors, in Phoenix, Arizona, as its "prime rate", as in effect from time to time, and (ii) with respect to the Fixed Rate, the rate per annum equal to the sum of (A) three and one-half percent (3.50%) per annum, and (B) the rate per annum obtained by dividing (a) the rate of interest determined by Bank, based on Telerate System reports or such other source as may be selected by Bank, to be the "London Interbank Offered Rate" at which deposits in United States dollars are offered by major banks in London, England, one (1) Business Day before the first day of the respective Interest Period by (b) a percentage equal to one hundred percent (100%) minus the Eurodollar Rate Reserve Percentage for the period equal to such Interest Period.

               7.7 Dividends and Other Distributions. Borrower will not, without the prior written consent of Bank in its absolute and sole discretion, declare, make, order, authorize, or pay, directly or indirectly: (a) any dividend or other distribution on or on account of any shares of any class of capital stock of Borrower now or hereafter outstanding;
          (b) any management fee; (c) any loans to shareholders of Borrower;  or
          (d) any purchase, redemption, retirement, or other acquisition of any shares of any class of capital stock of Borrower now or hereafter outstanding or of any warrants or rights to purchase any such stock or partnership interest.

          2.2 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor in any related Consent and Agreement of Guarantor(s) is materially incomplete, incorrect, or misleading as of the date hereof.

          2.3 Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

3.        RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
          ---------------------------------------------

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.        BORROWER REPRESENTATIONS AND WARRANTIES.
          ---------------------------------------

Borrower represents and warrants to Bank:

          4.1 No default or event of default under any of the Loan Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents as modified herein has occurred and is continuing.

          4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.

          4.3 Each and all representations and warranties of Borrower in the Loan Documents are accurate on the date hereof.

          4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

          4.5 The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

          4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5.        BORROWER COVENANTS.
          ------------------

Borrower covenants with Bank:

          5.1 Borrower shall execute, deliver, and provide to Bank such additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.

          5.2 Borrower fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, arising from events occurring prior to the date of this Agreement and in respect of the Loan, the Loan Documents, or the actions or omissions of Bank in respect of the Loan or the Loan Documents.

          5.3  Contemporaneously   with  the  execution  and  delivery  of  this
Agreement, Borrower has paid to Bank:

               5.3.1 All accrued and unpaid interest under the Note and all amounts, other than interest and principal, due and payable by Borrower under the Loan Documents as of the date hereof.

               5.3.2 All of the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, processing, filing, and all other costs, expenses, and fees).

               5.3.3 A modification fee equal to $75,000.00.

6.        EXECUTION AND DELIVERY OF AGREEMENT BY BANK.
          -------------------------------------------

Bank shall not be bound by this Agreement until each of the following shall have occurred: (i) Bank has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement,
(iii) each guarantor(s) of the Loan, if any, has executed and delivered to Bank a Consent and Agreement of Guarantor(s), and (iv) if required by Bank, Borrower and any guarantor(s) have executed and delivered to Bank an arbitration resolution, an environmental questionnaire, and an environmental certification and indemnity agreement.

7.        ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
          -----------------------------------------------------------

The Loan Documents as modified herein contain the entire understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Bank and Borrower.

8.        BINDING EFFECT.
          --------------

The Loan Documents as modified herein shall be binding upon, and inure to the benefit of, Borrower and Bank and their respective successors and assigns.

9.        CHOICE OF LAW.
          -------------

This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.

10.       COUNTERPART EXECUTION.
          ---------------------

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

11.       ARBITRATION.
          -----------

          11.1 Binding Arbitration. Bank, Borrower and each guarantor executing a Consent and Agreement of Guarantor(s) with respect to this Agreement hereby agree that all controversies and claims arising directly or indirectly out of this Agreement and the Loan Documents, shall at the written request of any party be arbitrated pursuant to the applicable rules of the American Arbitration Association. The arbitration shall occur in the State of Arizona. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The Federal Arbitration Act shall apply to the construction and interpretation of this arbitration agreement.

          11.2 Arbitration Panel. A single arbitrator shall have the power to render a maximum award of one hundred thousand dollars. When any party files a claim in excess of this amount, the arbitration decision shall be made by the majority vote of three arbitrators. No arbitrator shall have the power to restrain any act of any party.

          11.3 Provisional Remedies; Self Help; and Foreclosure. No provision of
Section 11.1 shall limit the right of any party to exercise self help remedies, to foreclose against any real or personal property collateral, or to obtain any provisional or ancillary remedies (including but not limited to injunctive relief or the appointment of a receiver) from a court of competent jurisdiction. At Bank's option, it may enforce its right under a mortgage by judicial foreclosure, and under a deed of trust either by exercise of power of sale or by judicial foreclosure. The institution and maintenance of any remedy permitted above shall not constitute a waiver of the rights to submit any controversy or claim to arbitration. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding.

DATED as of the date first above stated.

                                       EMPLOYEE SOLUTIONS, INC., an Arizona
                                       corporation

                                       By:  /s/ M D Brody
                                          --------------------------------------
                                       Name:  Marvin D. Brody
                                            ------------------------------------
                                       Title: Chief Executive Officer
                                             -----------------------------------

                                       BANK ONE, ARIZONA, NA, a national banking association

                                       By: /s/ Mary K. Martuscelli
                                          --------------------------------------
                                       Name:  MARY K. MARTUSCELLI
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

                      CONSENT AND AGREEMENT OF GUARANTOR(S)
                      -------------------------------------

     With respect to the Third Modification Agreement dated effectively June 30, 1997 ("Agreement"), between Employee Solutions, Inc., an Arizona corporation ("Borrower") and Bank One, Arizona, NA, a national banking association ("Bank"), the undersigned (individually and, if more than one, collectively "Guarantor") agrees for the benefit of Bank as follows:

     1. Guarantor acknowledges (i) receiving a copy of and reading the Agreement, (ii) the accuracy of the Recitals in the Agreement, and (iii) the effectiveness of (A) the Continuing Guaranty of Payment dated August 1, 1996, or any later date ("Guaranty"), by the undersigned for the benefit of Bank, as modified herein, and (B) any other agreements, documents, or instruments securing or otherwise relating to the Guaranty, (including, without limitation, any arbitration resolution and any environmental certification and indemnity agreement previously executed and delivered by the undersigned), as modified herein. The Guaranty and such other agreements, documents, and instruments, as modified herein, are referred to individually and collectively as the "Guarantor Documents". All capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Agreement.

     2. Guarantor consents to the modification of the Loan Documents and all other matters in the Agreement. Guarantor agrees to the arbitration provisions set forth in Section 11.1 of the Agreement.

     3. Guarantor fully, finally, and forever releases and discharges Bank and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Guarantor has or in the future may have, whether known or unknown, arising from events occurring prior to the date hereof and in respect of the Loan, the Loan Documents, the Guarantor Documents, or the actions or omissions of Bank in respect of the Loan, the Loan Documents, or the Guarantor Documents.

     4. Guarantor agrees that all references, if any, to the Note, the Credit Agreement, the Deed of Trust, the Security Documents, and the Loan Documents in the Guarantor Documents shall be deemed to refer to such agreements, documents, and instruments as modified by the Agreement.

     5. Guarantor reaffirms the Guarantor Documents and agrees that the Guarantor Documents continue in full force and effect and remain unchanged, except as specifically modified by this Consent and Agreement of Guarantor(s). Any property or rights to or interests in property granted as security in the Guarantor Documents shall remain as security for the Guaranty and the obligations of Guarantor in the Guaranty.

     6. Guarantor represents and warrants that the Loan Documents, as modified by the Agreement, and the Guarantor Documents, as modified by this Consent and Agreement of Guarantor(s), are the legal, valid, and binding obligations of Borrower and the undersigned, respectively, enforceable in accordance with their terms against Borrower and the undersigned, respectively.

     7. Guarantor represents and warrants that Guarantor has no claims, counterclaims, defenses, or off sets with respect to the enforcement against Guarantor of the Guarantor Documents.

     8. Guarantor represents and warrants that there has been no material adverse change in the financial condition of any Guarantor from the most recent financial statement received by Bank.

     9. Guarantor agrees that this Consent and Agreement of Guarantor(s) may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Consent and Agreement of Guarantor(s) to physically form one document.

DATED as of the date of the Agreement.

                                 LOGISTICS PERSONNEL CORP., a Nevada corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: Chief Executive Officer
                                       -----------------------------------------


                                 EMPLOYEE SOLUTIONS OF TEXAS, INC., a Texas corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: President
                                       -----------------------------------------


                                 EMPLOYEE SOLUTIONS-EAST INC., a Georgia
                                 corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: Chief Executive Office
                                       -----------------------------------------

                                 EMPLOYEE SOLUTIONS - MIDWEST, INC., a Michigan corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: Chairman of the Board
                                       -----------------------------------------

                                 ESI AMERICA, INC., a Nevada corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: President
                                       -----------------------------------------


                                 ESI-MIDWEST, INC., a Nevada corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: Chief Executive Officer
                                       -----------------------------------------


                                 EMPLOYEE SOLUTIONS OF CALIFORNIA, INC., a
                                 Nevada corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: President
                                       -----------------------------------------


                                 EMPLOYEE SOLUTIONS - OHIO, INC., an Indiana corporation, formerly known as POKAGON OFFICE SERVICES, INC.


                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: Chief Executive Officer
                                       -----------------------------------------


                                 ESI RISK MANAGEMENT AGENCY, INC., an Arizona corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: President
                                       -----------------------------------------

                                 EMPLOYEE SOLUTIONS OF ALABAMA, INC., an
                                 Alabama corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: President
                                       -----------------------------------------


                                 GCK ENTERTAINMENT SERVICES I, INC., a Delaware corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: Chief Executive Officer
                                       -----------------------------------------


                                 TALENT, ENTERTAINMENT AND MEDIA SERVICES,
                                 INC., a Delaware corporation

                                 By: /s/ M D Brody
                                    --------------------------------------------
                                 Name:  Marvin D. Brody
                                      ------------------------------------------
                                 Title: Chief Executive Officer
                                       -----------------------------------------

                     CONSENT TO THIRD MODIFICATION AGREEMENT
                     ---------------------------------------

          With respect to the Loan, as defined in the foregoing Third Modification Agreement dated effectively June 30, 1997, Bank One, Arizona, NA, a national banking association ("Bank") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNBC"), assignee of NBD Bank, a Michigan banking corporation, have entered into that certain Participation Agreement dated August 1, 1996 (the "FNBC Participation Agreement"). In addition, Bank and Bank of Hawaii, a Hawaiian banking corporation ("Bank of Hawaii") have entered into that certain Participation Agreement dated February 19, 1997 (the "Hawaii Participation Agreement").

          FNBC and Bank of Hawaii hereby consent to, and approve, the foregoing Third Modification Agreement to which this Consent to Third Modification Agreement is attached.

Dated: August 11, 1997.


THE FIRST NATIONAL BANK OF CHICAGO,
a national banking association

By:_______________________________
Name:_____________________________
Title:____________________________


BANK OF HAWAII, a Hawaiian banking
corporation

By: /s/ Joseph T. Donalson
   -------------------------------
Name:  JOSEPH T. DONALSON
     -----------------------------
Title: VICE PRESIDENT
      ----------------------------

                     CONSENT TO THIRD MODIFICATION AGREEMENT
                     ---------------------------------------

          With respect to the Loan, as defined in the foregoing Third Modification Agreement dated effectively June 30, 1997, Bank One, Arizona, NA, a national banking association ("Bank") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("FNBC"), assignee of NBD Bank, a Michigan banking corporation, have entered into that certain Participation Agreement dated August 1, 1996 (the "FNBC Participation Agreement"). In addition, Bank and Bank of Hawaii, a Hawaiian banking corporation ("Bank of Hawaii") have entered into that certain Participation Agreement dated February 19, 1997 (the "Hawaii Participation Agreement").

          FNBC and Bank of Hawaii hereby consent to, and approve, the foregoing Third Modification Agreement to which this Consent to Third Modification Agreement is attached.

Dated: August 12, 1997.


THE FIRST NATIONAL BANK OF CHICAGO,
a national banking association

By: /s/ James D. Benko
   -------------------------------
Name:  JAMES D. BENKO
     -----------------------------
Title: VICE PRESIDENT
      ----------------------------


BANK OF HAWAII, a Hawaiian banking
corporation

By:_______________________________
Name:_____________________________
Title:____________________________
                                       13